                                                                    Exhibit 99.1

                            Joint Filer Information

Name of Joint Filer:                        AEG Holdings, LLC

Address of Joint Filer:                     c/o Gores Metropoulos, Inc.
                                            9800 Wilshire Blvd.
                                            Beverly Hills, CA 90212

Relationship of Joint Filer to Issuer:      10% Owner; Director

Issuer Name and Ticker or Trading Symbol:   Gores Metropoulos, Inc. [GMHI]

Date of Event Requiring Statement:
(Month/Day/Year):                           03/18/2019

Designated Filer:                           AEG Holdings, LLC

Name of Joint Filer:                        Alec Gores

Address of Joint Filer:                     c/o Gores Metropoulos, Inc.
                                            9800 Wilshire Blvd.
                                            Beverly Hills, CA 90212

Relationship of Joint Filer to Issuer:      10% Owner; Director; Officer
                                            (Chief Executive Officer)

Issuer Name and Ticker or Trading Symbol:   Gores Metropoulos, Inc. [GMHI]

Date of Event Requiring Statement:
(Month/Day/Year):                           03/18/2019

Designated Filer:                           AEG Holdings, LLC